Press Release	Exhibit 99.1

For Release:	Immediate (December 13, 2006)

Contact:	Randy Becker
Chief Financial Officer
(508) 949-4129

Commerce Insurance and AAA Southern New England
Enter Into Twenty Year Agreement

WEBSTER, Mass., December 13, 2006 - The Commerce Insurance Company (“Commerce Insurance”) today announced that it has entered into a long-term marketing agreement with AAA Southern New England (“AAA SNE”) that extends the two organizations’ business partnership to a minimum of twenty years, further enhancing the successful relationship that Commerce Insurance and AAA SNE have enjoyed for many years.

“This agreement speaks clearly to the quality and strength of the business relationship between Commerce Insurance and AAA Southern New England,” said Gerald Fels, President, Chief Executive Officer and Chairman of the Board of The Commerce Group, Inc. “Our two organizations are making a long-term commitment to each other, and to the many AAA members who will continue to enjoy the benefits of this partnership for a generation or more.” AAA SNE has been an agent of Commerce Insurance since 1984 and the two organizations have sponsored a successful affinity discount marketing program to AAA members in Massachusetts since 1995. Members currently receive a discount of five percent on their Massachusetts automobile insurance premiums written through the program. The program insures more than 500,000 policyholders in Massachusetts of the more than 1.2 million AAA member households in the state. The program is marketed through independent agents who represent Commerce Insurance in Massachusetts, including AAA owned agencies.

Under the terms of the agreement, which may extend beyond the initial twenty year term, Commerce Insurance will act as the exclusive underwriter for the AAA Group Marketing Program. For the duration of the agreement, Commerce Insurance will enjoy the exclusive right to sell AAA-branded automobile insurance products and the exclusive use of the AAA Emblem for the purpose of marketing its automobile insurance products in AAA SNE’s Massachusetts operating territory.

Beyond Massachusetts, AAA SNE and Commerce Group jointly own American Commerce Insurance Company, which writes similar programs in ten other states throughout the country, primarily through relationships with other AAA organizations.

About The Commerce Group, Inc.

The Commerce Group, Inc. is headquartered in Webster, Massachusetts. Property and casualty insurance subsidiaries include The Commerce Insurance Company and Citation Insurance Company in Massachusetts, Commerce West Insurance Company in California, and American Commerce Insurance Company in Ohio. Through its subsidiaries' combined insurance activities, the Company is ranked as the 19th largest personal automobile insurance group in the country by A.M. Best Company, based on 2005 direct written premium information. The Company and its insurance subsidiaries are rated A+ (Superior) by A.M. Best.

Forward-Looking Statements

This press release may contain statements that are not historical fact and constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act.

Statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking.

These statements are often, but not always, made through the use of words or phrases such as "anticipates," "estimates," "plans," "projects," "continuing," "ongoing," "expects," "may," "will," "could," "likely," "should," "management believes," "we believe," "we intend," and similar words or phrases.

These statements may address, among other things, our strategy for growth, business development, regulatory approvals, market position, expenditures, financial results and reserves.

Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them.

All forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this press release and in our Forms 10-K and 10-Q, and other documents filed with the SEC. Among the key factors that could cause actual results to differ materially from forward-looking statements:

•	the possibility of severe weather, terrorism and other adverse catastrophic experiences;
•	adverse trends in claim severity or frequency and the uncertainties in estimating property and casualty losses;
•	adverse state and federal regulations and legislation;
•	adverse judicial decisions;
•	adverse changes to the laws, regulations and rules governing the residual market system in Massachusetts;
•	fluctuations in interest rates and the performance of the financial markets in relation to the composition of our investment portfolio;
•	premium rate making decisions for private passenger automobile policies in Massachusetts;
•	potential rate filings;
•	heightened competition;
•	our concentration of business within Massachusetts and within the personal automobile line of business;
•	market disruption in Massachusetts, if competitors exit the market or become insolvent;
•	the cost and availability of reinsurance;
•	our ability to collect on reinsurance and the solvency of our reinsurers;
•	the effectiveness of our reinsurance strategies;
•	telecommunication and information systems problems, including failures to implement information technology projects timely and within budget;
•	our ability to maintain favorable ratings from rating agencies, including A.M. Best, S&P, Moody's and Fitch;
•	our ability to attract and retain independent agents;
•	our ability to retain our affinity relationships with AAA clubs, especially in Massachusetts;
•	our dependence on a key third party service vendor for our automobile business in Massachusetts;
•	our dependence on our executive officers; and
•	the economic, market or regulatory conditions and risks associated with entry into new markets and diversification.

You should not place undue reliance on any forward-looking statement. The risk factors referred to above, as well as those set forth in our Forms 10-K and 10-Q, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statement made by us or on our behalf. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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